EXHIBIT 4.4.3

                                                                Execution Copy


                          AMENDED AND RESTATED GUARANTY

     AMENDED AND RESTATED GUARANTY, dated as of March 25, 2002 (this "Guaranty"), by FMXI, Inc., a Delaware corporation ("FMXI"), and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 22 hereof (each a "Subsidiary Guarantor" and, together with FMXI, the "Guarantors" and each individually a "Guarantor"), in favor of the Collateral Agent, each Lender, each Issuing Bank and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a "Guaranteed Party" and, collectively, the "Guaranteed Parties").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998, as further amended and restated as of June 29, 1999 and as further amended and restated as of March 25, 2002 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein but not defined herein have the meanings given to such terms in the Credit Agreement), entered into among Foamex L.P., a Delaware limited partnership (the "Borrower"), FMXI, the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., in its capacities as the administrative agent and the collateral agent (in such capacity, the "Collateral Agent") for the Lenders and the Issuing Banks, and The Bank of Nova Scotia, in its capacities as syndication agent and funding agent for the Lenders and the Issuing Banks, the Lenders and Issuing Banks have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

     WHEREAS, FMXI is the managing general partner of the Borrower and each Subsidiary Guarantor is, or, in the case of Foamex Carpet Cushion LLC, a Delaware limited liability company ("FCC") and the successor to Foamex Carpet Cushion, Inc., will be, after giving effect to the Transactions to be consummated on the Effective Date, a direct or indirect wholly owned Subsidiary of the Borrower; and

     WHEREAS, in connection with the Transactions, (i) Foamex International will make a contribution to the capital of the Borrower of all its membership interests in FCC, (ii) the Borrower will lend to FCC the proceeds of the Term E Loans for the purpose of allowing FCC to repay in full all of the obligations of FCC under the promissory note, dated as of February 28, 1998, made by Foamex Carpet Cushion, Inc. (a predecessor corporation to FCC) in favor of Foam Funding LLC (f/k/a Trace Foam LLC), a Delaware limited liability company and (iii) in consideration for lending the proceeds of the Term E Loans to FCC and for making additional intercompany advances to FCC from proceeds of the Loans from and after the Effective Date for working capital and other corporate purposes, FCC has agreed to enter into this Guaranty; and

     WHEREAS, on February 27, 1998, in connection with the Existing Credit Agreement, FMXI entered into an Amended and Restated Partnership Guaranty in favor of the Collateral Agent (as amended, supplemented or otherwise modified through the date hereof, the "Existing Partnership Guaranty");

     WHEREAS, on June 12, 1997, in connection with the Existing Credit Agreement
(a) Foamex Capital Corporation entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended, supplemented or otherwise modified through the date hereof, the "Existing

Foamex Capital Subsidiary Guaranty"), (b) Foamex Latin America, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended, supplemented or otherwise modified through the date hereof, the "Existing Foamex Latin America Subsidiary Guaranty"), (c) Foamex Mexico, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended, supplemented or otherwise modified through the date hereof, the "Existing Foamex Mexico Subsidiary Guaranty"), (d) Foamex Mexico II, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended, supplemented or otherwise modified through the date hereof, the "Existing Foamex Mexico II Subsidiary Guaranty") and (e) Foamex Asia, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended, supplemented or otherwise modified through the date hereof, the "Existing Foamex Asia Subsidiary Guaranty"; together with the Existing Foamex Capital Subsidiary Guaranty, the Existing Foamex Latin America Subsidiary Guaranty, the Existing Foamex Mexico Subsidiary Guaranty, the Existing Foamex Mexico II Subsidiary Guaranty, the "Existing Subsidiary Guaranties"; and together with the Existing Partnership Guaranty, the "Existing Guaranties");

     WHEREAS, in connection with the Transactions, FMXI has agreed to re-affirm its obligations under the Existing Partnership Guaranty and each Subsidiary of the Borrower party to an Existing Subsidiary Guaranty has agreed to re-affirm its obligations under its respective Existing Subsidiary Guaranty and FMXI and each such Subsidiary has agreed to enter into this Guaranty for the purpose of amending and restating its obligations under its Existing Guaranty and guaranteeing the Obligations (whether incurred before or after the Effective
Date);

     WHEREAS, it is the intent of the parties hereto that this Guaranty does not constitute a novation of the rights, obligations and liabilities of the respective parties existing under the Existing Guaranties or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding, and that this Guaranty, as it relates to the obligations of FMXI and each Subsidiary of the Borrower party to an Existing Guaranty, amends and restates in its entirety the Existing Guaranties;

     WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrower under the Credit Agreement; and

     WHEREAS, it is a condition to entering into the amendment and restatement of the Credit Agreement and the making of the Loans and the issuance of the Letter of Credit thereunder that each Guarantor execute and deliver this Guaranty for the benefit of the Guaranteed Parties;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Guaranty.

     (a) To induce the Lenders to make the Loans and the Issuing Banks to issue Letters of Credits, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of (i) all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower, and (ii) all obligations by each other Obligor under the Loan Documents to which it is a party (all Obligations and such obligations of each other Obligor, being the "Guaranteed Obligations"), now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.) (as amended from time to time, the "Bankruptcy Code"), whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

     (b) Each Guarantor further agrees that, if any payment made by the Borrower or any other Person and applied to the Guaranteed Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guaranteed Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, including the Bankruptcy Code, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

     Section 2. Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations for which any Subsidiary
Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable law, (ii) Section 3 of this Guaranty or (iii) any other agreement providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Guaranty or other guaranties of the Guaranteed Obligations by such parties.

     Section 3. Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Guaranteed Obligations which shall exceed the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Revolving Loans and the Term Loans and (b) the amount which such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower and FMXI) in the same proportion as such Subsidiary Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement hereunder is sought, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought.

     Section 4. Authorization; Other Agreements. The Guaranteed Parties are hereby authorized, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

     (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guaranteed Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

     (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guaranteed Obligations, or any part thereof, or any other instrument or agreement in respect of the Guaranteed Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them;

     (c) accept partial payments of the Guaranteed Obligations;

     (d) receive, take and hold additional security or collateral for the payment of the Guaranteed Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

     (e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guaranteed Obligations or any part of them or any other guaranty therefor, in any manner;

     (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guaranteed Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

     (g) apply to the Guaranteed Obligations any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Guaranteed Obligations or any part of them or from any Guarantor to the Guaranteed Obligations in such order as provided herein whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by others;

     (h) apply any and all payments or recoveries from any Guarantor of the Guaranteed Obligations or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guaranteed Parties, or any of them, whether or not such indebtedness or obligations relate to the Guaranteed Obligations; and

     (i) refund at any time any payment received by any Guaranteed Party in respect of any of the Guaranteed Obligations prior to the cancellation or surrender of this Guaranty due to the Guaranteed Obligations having been paid in full (or cash collateralized or backstop letters of credit having been issued in favor of the relevant Issuing Bank, acceptable in form and substance to such Issuing Bank) and the Commitments having been terminated, and payment to such Guaranteed Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guaranteed Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

     Section 5. Guaranty Absolute and Unconditional. Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

     (a) the invalidity or unenforceability of any of the Borrower's obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Guaranteed Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part of them;

     (b) the absence of any attempt to collect the Guaranteed Obligations or any part of them from the Borrower or other action to enforce the same;

     (c) failure by any Guaranteed Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

     (d) any Guaranteed Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) thereof;

     (e)   any   borrowing   or   grant   of  a  Lien   by  the   Borrower,   as
debtor-in-possession,   or  extension  of  credit,  under  section  364  of  the
Bankruptcy Code;

     (f) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party's claim (or claims) for repayment of the Guaranteed Obligations;

     (g) any use of cash collateral under section 363 of the Bankruptcy Code;

     (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

     (i) the avoidance of any Lien in favor of the Guaranteed Parties or any of them for any reason;

     (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower's other Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Guaranteed Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;

     (k) failure by any Guaranteed Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

     (l) any action taken by any Guaranteed Party that is authorized hereby;

     (m) any election following the occurrence of an Event of Default by any Guaranteed Party to proceed separately against the personal property Collateral in accordance with such Guaranteed Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guaranteed Party's aforementioned rights and rights with respect to such real property; or

     (n) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guaranteed Obligations.

     Section 6. Waivers. Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Guaranteed Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Guaranteed Obligations are irrevocably paid in full (or cash collateralized or backstop letters of credit have been issued in favor of the relevant Issuing Bank, acceptable in form and substance to such Issuing Bank) and the Commitments have been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

     Section 7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guaranteed Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranteed Party shall be under no obligation
(a) to undertake any  investigation  not a part of its regular business routine,
(b) to disclose any information which such Guaranteed Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

     Section 8. Waiver of Subrogation and Contribution Rights. Until the Guaranteed Obligations have been irrevocably paid in full (or cash collateralized or backstop letters of credit have been issued in favor of the relevant Issuing Bank, acceptable in form and substance to such Issuing Bank) and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guaranteed Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Guaranteed Obligations.

     Section 9. Subordination. Each Guarantor hereby agrees that any Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Guaranteed Obligations, and that, except as permitted under Section 9.06 of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Guaranteed Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Collateral Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Collateral Agent shall be applied to payment of the Guaranteed Obligations as provided in Section 3.02(b) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Collateral Agent immediately on account of the Guaranteed Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Collateral Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Collateral Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Collateral Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

     Section 10. Default; Remedies. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any of the Guaranteed Obligations is not paid when due, or upon any Event of Default or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Guaranteed Obligations, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guaranteed Obligations then due, without first proceeding against the Borrower or any other guarantor of the Guaranteed Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Guaranteed Obligations, the Collateral Agent may (unless the Guaranteed Obligations have been irrevocably paid in full or cash collateralized or backstop letters of credit have been issued in favor of the relevant Issuing Bank, acceptable in form and substance to such Issuing Bank and the Commitments have been terminated), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Guaranteed Obligations (a) any Indebtedness due or to become due from any Guaranteed Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guaranteed Party or any of its respective Affiliates.

     Section 11. Irrevocability. This Guaranty shall be irrevocable as to any and all of the Guaranteed Obligations until the Commitments have been terminated and all monetary Guaranteed Obligations then outstanding have been irrevocably repaid in cash (or cash collateralized or backstop letters of credit have been issued in favor of the relevant Issuing Bank, acceptable in form and substance to such Issuing Bank and the Commitments have been terminated), at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Collateral Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

     Section 12. Setoff. Upon the occurrence and during the continuance of an Event of Default, each Guaranteed Party and each Affiliate of a Guaranteed Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (a) any Indebtedness due or to become due from such Guaranteed Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of such Guaranteed Party or Affiliate, subject to the last sentence of Section 13.05 of the Credit Agreement.

     Section 13. No Marshalling. Each Guarantor consents and agrees that no Guaranteed Party or Person acting for or on behalf of any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations.

     Section 14. Enforcement; Amendments; Waivers. No delay on the part of any Guaranteed Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Guaranteed Obligations, the Collateral or any other guaranty of or security for all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon any Guaranteed Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guaranteed Party shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guaranteed Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guaranteed Party shall operate as a waiver of any other Event of Default or the occurrence of the same Event of Default on a future occasion, and no action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party's rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to a Guaranteed Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

     Section 15. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

     Section 16. Representations and Warranties; Covenants. Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower and FMXI in Article VI of the Credit Agreement are true and correct on each date as required by Section 5.02(a) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

     Section 17. Governing Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     Section 18. Submission to Jurisdiction; Service of Process.

     (a) Any legal action or proceeding with respect to this Guaranty and any of the other Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) Each Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company (telephone no: (212) 299-9100) (telecopy no: (212) 299-9102) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Guaranty or any of the other Loan Documents. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent's above address, and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Guarantor care of the Borrower at the Borrower's address specified in Section 13.08 of the Credit Agreement or at such other address as the Borrower may specify pursuant to such Section 13.08. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Nothing contained in this Section 18 shall affect the right of the Collateral Agent or any other Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

     (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Collateral Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Collateral Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

     Section 19. Waiver of Jury Trial. Each of the Collateral Agent, the other Guaranteed Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any of the other Loan Documents.

     Section 20. Notices. Any notice or other communication herein required or permitted shall be given as provided in Section 13.08 of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.

     Section 21. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     Section 22. Additional Guarantors. Each of the Guarantors agrees that, if pursuant to Section 8.15 of the Credit Agreement the Borrower shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Guaranty Supplement in substantially the form of

Exhibit A attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

     Section 23. Collateral. Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of certain of the Loan Documents executed by it in favor of the Collateral Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien (other than Liens permitted under Section 9.03 of the Credit Agreement) with respect to its Property in favor, or for the benefit, of any Person other than the Collateral Agent, for the benefit of the Secured Parties.

     Section 24. Costs and Expenses. Each Guarantor agrees to pay or reimburse the Collateral Agent and each of the other Guaranteed Parties upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Collateral Agent and such other Guaranteed Parties in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

     Section 25. Waiver. Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any of the other Loan Documents.

     Section 26. Entire Agreement. This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

     Section 27. Effectiveness. On the Effective Date, the Existing Guaranties shall be amended and restated in their entirety by this Guaranty and the Existing Guarantees shall thereafter be of no force and effect except as to evidence the incurrence of the guaranty thereunder of the Obligations. This Guaranty does not constitute a novation of the rights, obligations and liabilities of the respective parties existing under the Existing Guaranties or evidence payment of all or any of such obligations and liabilities and such rights, obligations and liabilities shall continue and remain outstanding. Each Guarantor hereby affirms its obligations under this Guaranty and consents to the execution, delivery and performance of the Credit Agreement and all of the other Loan Documents to be entered into on the Effective Date or delivered in connection therewith.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

                                            FMXI, INC.


                                            By:  /s/ George L. Karpinski
                                                 ----------------------------
                                                 Name:  George L. Karpinski
                                                 Title: Vice President

                                            SUBSIDIARY GUARANTORS

                                            FOAMEX CAPITAL CORPORATION
                                            FOAMEX CARPET CUSHION LLC
                                            FOAMEX LATIN AMERICA, INC.
                                            FOAMEX MEXICO, INC.
                                            FOAMEX MEXICO II, INC.
                                            FOAMEX ASIA, INC.

                                            By:  /s/ George L. Karpinski
                                                 ----------------------------
                                                 Name:  George L. Karpinski
                                                 Title: Vice President

Acknowledged and agreed to
as of the date first above written:

CITICORP USA, INC., as Collateral Agent

By:  /s/ James R. Williams
     --------------------------
     Name:  James R. Williams
     Title: Vice President